Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-232327) of M.D.C. Holdings, Inc. and in the related Prospectus for the registration of $2,000,000,000 in common stock, preferred stock, and debt securities,
(2) Registration Statement (Form S-8 No. 333-174110, Form S-8 No. 333-188311, Form S-8 333-203863, Form S-8 No. 333-203864, Form S-8 No. 333-217796, and Form S-8 No. 333-231174) pertaining to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan and the M.D.C. Holdings, Inc. 2020 Equity Plan for Non-Employee Directors;
of our reports dated February 2, 2021, with respect to the consolidated financial statements of M.D.C. Holdings, Inc., and the effectiveness of internal control over financial reporting of M.D.C. Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Denver, Colorado
February 2, 2021